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Exhibit 23.5

CONSENT OF MICHAEL J. LECHNER, P. GEO

        I assisted with the preparation of "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 (the "Report") for Thompson Creek Metals Company Inc. (the "Company"), portions of which are summarized (the "Summary Material") in the annual report on Form 10-K for the year ended December 31, 2010 filed with the United States Securities and Exchange Commission (the "SEC") by the Company (the "Form 10-K").

        I hereby consent to the inclusion or incorporation by reference by the Company in the Form 10-K, in this Registration Statement on Form S-4, and any amendments to such Registration Statement filed with the SEC, of the Summary Material concerning the Report. I concur with the discussion and summary of the Report as it appears in the Form 10-K and consent to my being named as an expert therein and in such Registration Statement and any amendment to such Registration Statement filed with the United States Securities and Exchange Commission.

/s/ Michael J. Lechner

By: Michael J. Lechner, P. Geo
Dated: July 25, 2011

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  Exhibit 23.5
CONSENT OF MICHAEL J. LECHNER, P. GEO